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                                                                   EXHIBIT 10.21

                          EMPLOYMENT SECURITY AGREEMENT

     This Employment Security Agreement is entered into this 21st day of December 2001, between Methode Electronics, Inc., a Delaware corporation (the "Company"), and John R. Cannon (the "Executive").

                                   WITNESSETH:

     WHEREAS, Executive is employed by the Company or one of its wholly-owned subsidiaries (referred to collectively as the "Company") and the Company desires to provide certain security to Executive in connection with any potential change in control of the Company; and

     NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

     1. PAYMENTS AND BENEFITS UPON A CHANGE IN CONTROL. If within three (3) years after a Change in Control (as defined below) or during the Period Pending a Change in Control (as defined below): (i) the Company shall terminate Executive's employment with the Company without Good Cause (as defined below), or (ii) Executive shall voluntarily terminate such employment with Good Reason (as defined below), the Company shall, within 30 days of Executive's Employment Termination (as defined below), make the payments and provide the benefits described below.

          (a) SALARY PAYMENT. The Company shall make a lump sum cash payment to Executive equal to two times the Executive's Annual Salary (as defined below).

          (b) BONUSES. The Company shall make a lump sum cash payment to Executive equal to the sum of the following amounts: (i) a bonus equal to 100% of Executive's Annual Salary (as defined below), plus (ii) a pro rata portion of a bonus equal to 100% of Executive's Annual Salary for the fiscal year in which Executive's Employment Termination occurs equal to any quarterly period(s) for which bonus was earned but not yet paid; plus (iii) all of Executive's unpaid, but accrued matching bonus pursuant to the Longevity Contingent Bonus Plan.

          (c) WELFARE BENEFIT PLANS. With respect to each Welfare Benefit Plan (as defined below), for the period beginning on Executive's Employment Termination and ending on the earlier of: (i) twenty four (24) months following Executive's Employment Termination, or (ii) the date Executive becomes covered by a welfare benefit plan or program maintained by an entity other than the Company which provides coverage or benefits substantially equivalent to such Welfare Benefit Plan, Executive shall continue to participate in such Welfare Benefit Plan on the same basis and at the same cost to Executive as was the case immediately prior to the Change in Control (or, if more favorable to Executive, as was the case at any time hereafter), or, if any benefit or coverage cannot be provided under a Welfare Benefit Plan because of applicable law or contractual provisions, Executive shall be provided with substantially similar benefits and

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     coverage for such period. Immediately following the expiration of the continuation period required by the preceding sentence, Executive shall be entitled to continued group health benefit plan coverage (so-called "COBRA coverage") in accordance with Section 498OB of the Internal Revenue Code of 1986, as amended (the "Code"), it being intended that COBRA coverage shall be consecutive to the benefit and coverage provided for in the preceding sentence.

          (d) EMPLOYMENT. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

2.   DEFINITIONS. For purposes of this Agreement:

          (a)  "Annual Salary" shall mean Executive's salary at the greater of
     (i) Executive's annualized base salary (including Executive's monthly car allowance) in effect on the date of the Change in Control, or (ii) Executive's annualized base salary in effect on Executive's Employment Termination.

          (b)  "Change in Control" shall be deemed to have occurred if:

               (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25 percent or more of either the Company's then outstanding Class A Common Stock or Class B Common Stock; provided, however, that for this purpose, beneficial ownership shall not include shares acquired: (i) directly from the Company) (ii) in any merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own 60 percent or more of the voting stock of the surviving or resulting corporation; or (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company;

               (ii) At any time during any period of two consecutive 12-month periods (not including any period prior to October 1, 2001) individuals who at the beginning of such period constituted the Board (the 'Incumbent Board') cease for any reason to constitute at

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                     least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

               (iii) There is a merger or other business combination of the
                     Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own less than 60 percent of the voting stock of the surviving or resulting corporation.

          (c) "Employment Termination" shall mean the effective date of: (i) Executive's voluntary termination of employment with the Company with Good Reason, or (ii) the termination of Executive's employment by the Company without Good Cause.

          (d)  "Good Cause" shall mean: (i) Executive's conviction of a felony;
     (ii) Executive's commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to Executive to the detriment of the Company; or (iii) repeated violations of Executive's responsibilities which are demonstrably willful and deliberate, provided that such violations have continued more than ten days after the Board of Directors of the Company has given written notice of such violations and of its intention to terminate Executive's employment because of such violations.

          (e) "Good Reason" shall exist if, without Executive's express written consent:

               (i) The Company shall materially reduce the nature, scope or level of Executive's responsibilities from the nature, scope or level of such responsibilities prior to the Change in Control (or prior to the Period Pending a Change in Control), or shall fail to provide Executive with adequate office facilities and support services to perform such responsibilities.

               (ii) The Company shall require Executive to move Executive's principal business office more than 25 miles from Executive's principal business office at the time of this Agreement, or assign to Executive duties that would reasonably require such move.

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               (iii) The Company shall require Executive, or assign duties to
                     Executive which would reasonably require Executive, to increase, by more than twenty-four, the number of normal working days (determined at the time of this Agreement) that Executive spends away from Executive's principal business office during any consecutive twelve-month period.

               (iv) The Company shall reduce Executive's Annual Salary below that is in effect as of the date of this Agreement (or as of the Change in Control, if greater).

               (v) The Company shall fail to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant selected by the Company) of all such incentive, bonus, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change in Control, if greater).

               (vi) If the Board of Directors fails to act in good faith with respect to the Company's obligations hereunder, or the Company breaches its obligations hereunder.

          (f) "Period Pending a Change in Control" shall mean the period between the time an agreement is entered into by the Company with respect to a merger or other business combination of the Company, which would constitute a Change in Control, and the effective time of such merger or other business combination of the Company.

          (g) "Welfare Benefit Plan" shall mean each welfare benefit plan maintained or contributed to by the Company, including, but not limited to a plan that provides health (including medical and dental), life, accident or disability benefits or insurance, or similar coverage, in which Executive was participating at the time of the Change in Control.

     3. SALARY TO DATE OF EMPLOYMENT TERMINATION. The Company shall pay to Executive any unpaid salary or other compensation of any kind earned with respect to any period prior to Executive's Employment Termination, including, but not limited to a lump sum cash payment for accumulated but unused vacation earned through such Employment Termination.

     4. OTHER INCENTIVE PLANS. Nothing in this Agreement shall impair or impact the vesting of any restricted stock, stock options, cash incentives or other form of compensation or benefits provided under any other plan, program or arrangement.

     5.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

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          (a)  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that as a result, directly or indirectly, of any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), the Executive would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax), then the Executive shall be entitled to promptly receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, but excluding any income taxes on the Payment, the Executive is in the same after-tax position as if no Excise Tax had been imposed upon the Executive.

          (b) Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether or when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by the accounting firm of Ernst & Young LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
     Section 5, shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

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          (c)  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order to effectively contest such claim, and,

               (iv) permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed

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     to be due is limited solely to such contested amount. Furthermore, the
     Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
     Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     6. MITIGATION AND SET-OFF. Executive shall not be required to mitigate Executive's damages by seeking other employment or otherwise. The Company's obligations under this Agreement shall not be reduced in any way by reason of any compensation or benefits received (or foregone) by Executive from sources other than the Company after Executive's Employment Termination, or any amounts that might have been received by Executive in other employment had Executive sought other employment, except for the termination of benefits under a Welfare Benefit Plan pursuant to Section 1(c)(ii) hereof. Except as expressly provided in section 1(c) of this Agreement, Executive's entitlement to benefits and coverage under this Agreement shall continue after, and shall not be affected by, Executive's obtaining other employment after his Employment Termination, provided that any such benefit or coverage shall not be furnished if Executive expressly waives the specific benefit or coverage by giving written notice of waiver to the Company.

     7. LITIGATION EXPENSES. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in the event Executive successfully enforces any provision of this Agreement in any action, arbitration or lawsuit.

     8. ASSIGNMENT, SUCCESSORS. This Agreement may not be assigned by the Company without the written consent of Executive but the obligations of the Company under this Agreement shall be the binding legal obligations of any successor to the Company by merger or other business combination, and in the event of any business combination or transaction that results in the transfer of substantially all of the assets or business of the Company, the Company will cause the transferee to assume the obligations of the Company under this Agreement. This Agreement may not be assigned by Executive during Executive's life, and upon Executive's death will inure to the benefit of Executive's heirs, legatees and legal representatives of Executive's estate.

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     9.   INTERPRETATION. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law principles thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     10. WITHHOLDING. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

     11. AMENDMENT OR TERMINATION. This Agreement may be amended at any time by written agreement between the Company and Executive. The Company may terminate this Agreement by written notice given to Executive at least two years prior to the effective date of such termination, provided that, if a Change in Control occurs prior to the effective date of such termination, the termination of this Agreement shall not be effective and Executive shall be entitled to the full benefits of this Agreement. Any such amendment or termination shall be made pursuant to a resolution of the Company's Board of Directors.

     12. FINANCING. Cash and benefit payments under this Agreement shall constitute general obligations of the Company. Executive shall have only an unsecured right to payment thereof out of the general assets of the Company. Notwithstanding the foregoing, the Company may, by agreement with one or more trustees to be selected by the Company, create a trust on such terms, as the Company shall determine, to make payments to Executive in accordance with the terms of this Agreement.

     13. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     14. ARBITRATION. The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Agreement or its breach or interpretation (each, a "Dispute"). For purposes of this negotiation, the Company shall be represented by one or more of its Class A Directors appointed by the Board of Directors so long as the Company has more than one class of Common Stock. If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, either party may initiate a confidential, binding arbitration to resolve the Dispute. All such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules of J.A.M.S. Endispute before a single arbitrator. (If, at the time of any Dispute, J.A.M.S. Endispute has ceased to exist, all such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules of the American Arbitration Association before a single arbitrator.) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction, and both parties consent and submit to the jurisdiction of such court for purposes of such action. Nothing in this Agreement shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding

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shall be deemed the commencement of an action for those purposes. The Federal
Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

     15. OTHER AGREEMENTS. This Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                                METHODE ELECTRONICS, INC.

                                                By:    /s/ William T. Jensen
                                                     ---------------------------
                                                Its:   Chairman of the Board
                                                     ---------------------------

                                                EMPLOYEE:

                                                 /s/ John R. Cannon
                                                --------------------------------
                                                John R. Cannon

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